Ligand Announces Completion of Pelthos Therapeutics Merger with Channel Therapeutics
Pelthos plans to launch ZELSUVMI™ for the treatment of Molluscum contagiosum infections in July 2025

Concurrent with the closing of the merger, Ligand has invested $18 million in the combined company and is entitled to a 13% royalty on worldwide sales of ZELSUVMI

Pelthos will commence trading on the NYSE American exchange under the new ticker symbol “PTHS” on July 2, 2025

JUPITER, Fla., July 2, 2025 – Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) today announced the completion of its previously announced merger between the company’s wholly owned subsidiary, LNHC, Inc., and CHRO Merger Sub Inc., a wholly owned subsidiary of Channel Therapeutics Corporation (“Channel”). The combined company will operate under the name Pelthos Therapeutics Inc. (“Pelthos”) and will commence trading on the NYSE American exchange under the new ticker symbol “PTHS” on July 2, 2025.

“Today marks not just a corporate milestone, but a transformative turning point for the team at Pelthos,” said Todd Davis, CEO of Ligand. “With the successful closing of this merger and the launch of Pelthos as an independent, publicly traded biopharmaceutical company, we have unlocked new potential for innovation and long-term value creation for our shareholders. This moment is the result of the vision, hard work, and unwavering commitment of our internal team, who developed the commercial platform to help bring ZELSUVMI, a novel product addressing a significant unmet need, to market this summer. Ligand recognized the potential value of ZELSUVMI before it was approved, during a time when others did not, and we are proud to bring this impactful treatment to market through our special situations initiatives.”

Concurrent with the merger, Pelthos raised $50.1 million of equity capital, including a private placement from a group of strategic investors led by Murchinson (“Investor Group” and together with Ligand, the “Investors”). The Investor Group invested $32 million and Ligand invested $18 million in the combined company, respectively. The capital is being invested into Pelthos’ Series A Convertible Preferred Stock (“Series A”) and Common Stock and includes cancellation of approximately $18.8 million in bridge capital that was advanced to Pelthos by several of the Investors (including Ligand) since the beginning of 2025 to support the commercial launch of ZELSUVMI. Ligand is entitled to a 13% royalty on worldwide net sales of ZELSUVMI.

“Ligand has been an incredible partner over the past few years, and we look forward to their continued guidance and support as members of the Pelthos board,” commented Scott Plesha, CEO of Pelthos. “We are excited to begin this new chapter as a publicly traded company and to bring this innovative product to the patients who need it.”

Pelthos will initially focus on the launch and commercialization of ZELSUVMI (berdazimer) topical gel, 10.3%, for the treatment of Molluscum contagiosum infections (“molluscum”) in adults and pediatric patients one year of age and older.1 ZELSUVMI is an FDA-designated novel drug and the first and only prescription medication approved for the treatment of molluscum that can be administered at home by parents, patients, and caregivers. Molluscum is a poxvirus and one of the most common skin infections seen by dermatologists, pediatric dermatologists, and pediatricians, afflicting an estimated 16.7 million people in the United States.2,3

Additionally, Pelthos is continuing to evaluate the path forward for Channel’s existing NaV 1.7 development programs for the treatment of various types of chronic pain, acute and chronic eye pain, and post-surgical nerve blocks.

Latham & Watkins LLP served as lead counsel to Ligand.

About Ligand Pharmaceuticals
Ligand is a biopharmaceutical company enabling scientific advancement through supporting the clinical development of high-value medicines. Ligand does this by providing financing, licensing our technologies or both. Our business model seeks to generate value for stockholders by creating a diversified portfolio of biotech and pharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. Our goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable and diversified manner. Our business model is based on funding programs in mid- to late-stage drug development in return for economic rights, purchasing royalty rights in development stage or commercial biopharmaceutical products and licensing our technology to help partners discover and develop medicines. We partner with other pharmaceutical companies to attempt to leverage what they do best (late-stage development, regulatory management and commercialization) in order to generate our revenue. We operate two infrastructure-light royalty generating technology IP platform technologies. Our Captisol® platform technology is a chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Our NITRICIL™ platform technology facilitates tunable dosing, permitting an adjustable drug release profile to allow proprietary formulations that target a broad range of indications. We have established multiple alliances, licenses and other business relationships with the world’s leading pharmaceutical companies including Amgen, Merck, Pfizer, Jazz, Gilead Sciences and Baxter International. For more information, please visit www.ligand.com. Follow Ligand on X and LinkedIn.

We use our investor relations website and X as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our website and our X account, in addition to following our press releases, SEC filings, public conference calls and webcasts.

Forward-Looking Statements
This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Ligand and Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking
1 Please see ZELSUVMI™ (berdazimer) topical gel full prescribing information available at https://www.fda.gov/drugsatfda for important safety information or www.zelsuvmi.com
2 US Census Bureau. QuickFacts: United States.2022. https://www.census.gov/quickfacts/fact/table/US/PST045222
3 Hebert AA, et al. J Clin Aesthet Dermatol. 2023 Aug;16(8 Suppl 1):S4-S11

statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that investors should feel encouraged that Pelthos has a strong development path towards successfully launching drugs with considerable market opportunities, (ii) the timing of clinical and regulatory events of us and our partners, (iii) the timing of the initiation or completion of preclinical studies and clinical trials by us and our partners, (iv) the timing of product launches, including ZELSUVMI, (v) guidance regarding projected financial results for 2025 and beyond, (vi) the anticipated benefits of the merger between Pelthos and Channel and (vii) the combined company’s opportunities, strategy and plans following the merger. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts
Investors:
Melanie Herman
investors@ligand.com
(858) 550-7761

Media:
Kellie Walsh
media@ligand.com
(914) 315-6072